UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2015

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Increase in Aggregate Funding Capacity under Nomura Loan and Security Agreement

On May 12, 2015, Altisource Residential Corporation (the “Company”), through its subsidiaries, amended the terms of the Loan and Security Agreement (the “Loan Agreement”) with Nomura Corporate Funding Americas, LLC (the “Lender”) to increase the aggregate maximum funding capacity from $100,000,000 to $200,000,000 to finance the Company’s real-estate owned properties.

The obligations of the Company’s subsidiaries continue to be fully guaranteed by the Company pursuant to the guaranty (the “Guaranty”) made by the Company in favor of the Lender on April 10, 2015. All other material terms and conditions of the Loan Agreement remain the same in all material respects.

The disclosures herein regarding the Loan Agreement and the mended Guaranty do not purport to be complete and are qualified in their entirety to the full text thereof which was filed as Exhibits 10.1 and 10.2 with the SEC as exhibits to the Company’s Form 10-Q for the quarter ended March 31, 2015.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation
Date: May 15, 2015	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary